IntelGenx and RedHill Biopharma Announce Commencement of a Bioavailability Study with Anti-Migraine VersaFilm™ Product to Support European Marketing Application Planned for Q3/2014

Saint Laurent, Quebec, - (Newsfile Corp. - April 28, 2014) - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) (“IntelGenx”), a Canadian drug delivery company focused on oral drug delivery, together with RedHill Biopharma Ltd. (NASDAQ: RDHL; TASE: RDHL) (“RedHill”), an emerging Israeli biopharmaceutical company focused primarily on the development and acquisition of late clinical-stage proprietary drugs, today announced the commencement of a comparative bioavailability clinical study comparing their anti-migraine VersaFilm™ Product to the European reference drug. The study is intended to support the planned submission of a European Marketing Authorization Application (“MAA”) for the anti-migraine VersaFilm™ Product, a proprietary oral thin film formulation of rizatriptan for the treatment of acute migraines.

The comparative bioavailability study follows a positive scientific advice meeting with the German Federal Institute for Drugs and Medical Devices (“BfArM”) announced by RedHill in November 2013. This single-dose, crossover, comparative bioavailability study includes 26 healthy volunteers and is intended to evaluate and compare the relative bioavailability and to assess the bioequivalence of the anti-migraine VersaFilm™ Product and the reference drug, Maxalt® lingua, marketed in Germany by MSD SHARP & DOHME GMBH.

Results of the bioavailability study are anticipated by June 2014. Subject to the results of the study and to the required regulatory process, and in light of the data from prior successful studies conducted with the anti-migraine VersaFilm™ Product, IntelGenx and RedHll plan to submit a European MAA in the third quarter of 2014, with Germany as the reference member state, under the European Mutual Recognition Procedure (“MRP”).

IntelGenx and RedHill previously conducted a successful bioavailability study which demonstrated the required U.S. Food and Drug Administration (“FDA”) criteria for therapeutic bioequivalence between the anti-migraine VersaFilm™ soluble oral thin film product and the U.S. reference drug, Maxalt-MLT®. Following the successful bioequivalence study, IntelGenx and RedHill announced in 2013 the submission to the FDA and acceptance for review of a New Drug Application (“NDA”) seeking marketing approval of the anti-migraine VersaFilm™ Product. Following a Complete Response Letter (“CRL”) received from the FDA in February 2014, which raised questions primarily related to Chemistry, Manufacturing and Controls (“CMC”), IntelGenx and RedHill recently reported that they believe that FDA approval of the anti-migraine VersaFilm™ Product NDA is subject to the satisfactory resolution of the remaining CMC questions, as well as securing a compliant source of the raw material. Accordingly, the companies continue to work with the FDA in order to address and resolve all remaining CMC questions and to secure a compliant source of the raw material.

About the VersaFilm™ Oral Film Product:

The product is a proprietary oral thin film formulation of rizatriptan benzoate, a 5-HT1 receptor agonist and the active drug in Merck & Co.’s Maxalt®. Rizatriptan is considered one of the most effective oral triptans, a class of molecules that constrict blood vessels in the brain to relieve swelling and other migraine symptoms. The worldwide annual sales of triptans were estimated to have exceeded $1 billion in 20131.

The product is based on IntelGenx' proprietary “VersaFilm™” technology. It dissolves rapidly in the mouth, leading to the absorption of the drug through the gastro intestinal track and into the bloodstream. The administration method of the oral thin film does not require the patient to swallow a pill or consume water, and presents a potentially attractive therapeutic alternative for many migraine patients, including those who suffer from migraine-related nausea, estimated at approximately 80% of the total migraine patient population2.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx’ development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

About RedHill Biopharma Ltd.:

RedHill Biopharma Ltd. (NASDAQ: RDHL) (TASE: RDHL) is an emerging Israeli biopharmaceutical company focused primarily on the development and acquisition of late clinical-stage, proprietary formulations and combinations of existing drugs for the treatment of inflammatory and gastrointestinal diseases, including cancer and related conditions. RedHill’s current pipeline of proprietary products includes: (i) RHB-104 - an oral combination therapy for the treatment of Crohn's disease, with an ongoing Phase III study, (ii) RHB-105 - an oral combination therapy for Helicobacter pylori infection, with an ongoing Phase III study; (iii) RHB-106 - an encapsulated formulation for bowel preparation licensed to Salix Pharmaceuticals Ltd.; (iv) RHB-103 - an oral thin film formulation of rizatriptan for acute migraines with a U.S. NDA under FDA review; (v) RHB-102 - a once-daily oral pill formulation of ondansetron for the prevention of nausea and vomiting, in advanced development stages for multiple indications and, (vi) RHB-101 - a once-daily oral pill formulation of the cardio drug carvedilol. For more information please visit: www.redhillbio.com

Forward Looking Statements:

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1 EvaluatePharma, 2013, WW annual sales by pharmacological class, 5-HT1B (serotonin) & 5HT1D (serotonin) agonist
2 Lipton RB, Buse DC, Saiers J, Fanning KM, Serrano D, Reed ML. (2013) Frequency and burden of headache- related nausea: results from the American Migraine Prevalence and Prevention (AMPP) study, Headache. 2013 Jan;53(1):93-103. doi: 10.1111/j. 1526-4610.2012.02292. x. Epub 2012 Nov 13

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:

Dr. Rajiv Khosla
President and CEO
IntelGenx Corp.
T: +1 514-331-7440
F: +1 514-331-0436
www.intelgenx.com